Innospec REPORTS THIRD QUARTER FINANCIAL RESULTS

Newark, Del. - October 31, 2007 - Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter and nine months ended September 30, 2007.

"Innospec's third quarter results reflect double-digit percentage increases in combined sales and operating income from the ongoing Fuel Specialties and Active Chemicals (previously Performance Chemicals) businesses," said Paul Jennings, President and Chief Executive Officer. "These results were achieved despite the challenging year-over-year comparisons we faced, as well as significant shifts in the timing of shipments at both Active Chemicals and Octane Additives."

Total revenues for the quarter were $143.0 million, compared with $143.7 million in last year's third quarter. Net income was $5.6 million, or $0.23 per diluted share, compared with $10.5 million, or $0.42 per diluted share, a year ago. Included in the results are goodwill impairment and a restructuring charge, which reduced net income by $3.1 million, or $0.12 per diluted share, in the third quarter of 2007. In addition, a non-cash charge related to the Company's pension plans (under FAS 158) reduced net income by $0.8 million, or $0.03 per diluted share; this is an ongoing expense but was not incurred in the comparable period a year ago. Results for the third quarter of 2006 included goodwill impairment and a small restructuring charge, partially offset by gains on the sale of real estate, which together had a net negative after-tax impact of $4.0 million, or $0.16 per diluted share.

EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the third quarter of 2007 was $22.3 million, compared with $38.2 million a year ago. EBITDA for the third quarter of 2006 included $9.6 million in gains on the sale of real estate. EBITDA is a non-GAAP financial measure that is defined and reconciled with GAAP results in the schedules below.

For the first nine months of 2007, total revenues of $429.7 million were up 11% from $387.4 million a year ago. Net income was $18.4 million, or $0.74 per diluted share, compared with $12.1 million, or $0.48 per diluted share, in the corresponding period last year. EBITDA for the first nine months of 2007 was $69.7 million, compared with $82.1 million a year ago.

In the Fuel Specialties segment, operating income was $16.3 million for the quarter, a 21% increase from $13.5 million a year ago. The segment's gross margin was 33.6%, consistent with the same quarter a year ago. Fuel Specialties' net sales were $93.8 million, a 17% increase. By region, sales rose 21% in the Americas and 19% in the Asia-Pacific region; sales were down 5% in the Europe, Middle East and Africa region due to a one-off contract in 2006 that did not recur.

Mr. Jennings said, "We were particularly pleased with Fuel Specialties' 21% increase in operating income, which was achieved on top of its remarkable 78% increase in last year's third quarter. Our U.S. Fuel Specialties business continues to benefit from the strong performance of its 'ultra-low sulfur diesel' fuel additives."

Operating income in Active Chemicals was $1.5 million, compared with $2.5 million in last year's third quarter. The segment's gross margin was 17.9%, down from 21.9% a year ago. Net sales in Active Chemicals were $33.0 million, a 3% increase.

Mr. Jennings said, "While our financial results in Active Chemicals were affected by changes in the timing of shipments, we made excellent strategic progress during the quarter in repositioning this division for faster growth. The realignment of these businesses, announced on October 1, positions them to better meet customers' needs in five core industry sectors anywhere around the world."

In Octane Additives, operating income for the third quarter was $2.3 million, compared with $10.3 million a year ago. The gross profit margin was 50.6%, compared with 55.7% a year ago. Revenues of $16.2 million were down 49% from a year ago. The reduced results in Octane Additives primarily reflect a shift in certain shipments from the third to the fourth quarter, as well as the continuing longer-term decline in the tetra ethyl lead business.

Corporate costs for the quarter were $5.1 million, down from $5.3 million a year ago, despite the fact that much of the Company's cost base is denominated in pounds sterling. The non-cash goodwill impairment charge in Octane Additives was $2.4 million, down significantly from the $10.4 million charge in last year's third quarter. Restructuring charges in the quarter totaled $0.9 million, compared with $0.4 million a year ago. The Company also incurred a $1.1 million pre-tax non-cash charge related to its pension plans, as required under FAS 158.

Innospec's balance sheet remained strong as of September 30, 2007, with net debt of $74.7 million, compared with stockholders' equity of $229.4 million. Operating cash flow in the quarter was excellent at $20.1 million, facilitating debt repayments in the quarter of $17.0 million. Cash and cash equivalents totaled $28.3 million at the end of the quarter.

During the third quarter, the Company repurchased approximately 317,000 additional shares of Innospec common stock, bringing total repurchases for the year to date to approximately 668,000 shares, for a total of $17.4 million.

The Company is raising and tightening its guidance ranges for 2007 revenues in all three business segments, as follows:

  Fuel Specialties' revenues forecast to increase 12% to 14% (previously 8% to 12%).

  Active Chemicals' revenues forecast to increase 12% to 14% (previously 10% to 14%).

  Octane Additives' revenues forecast to decline 8% to 12% (previously 10% to 15%).

  Gross margins for all three segments are expected to be within the previous target ranges.

Mr. Jennings concluded, "While Fuel Specialties will again face a difficult comparison in the fourth quarter, due to $7 million of revenues from a one-off contract a year ago, the fundamentals of this business remain strong. In addition, we expect the performance of both Active Chemicals and Octane Additives to improve sequentially in the fourth quarter. Longer term, we remain well-positioned to leverage our strong market positions in our ongoing businesses, both organically and through potential acquisitions."

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company. Excluded items include charges for interest, income taxes, amortization, depreciation and impairment of Octane Additives business goodwill. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables contained herein in the appendix to the earnings release dated October 31, 2007. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company's underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company's operations. While the Company believes that such measures are useful in evaluating the Company's performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income in Schedule 2B below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Active Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents and crop protection chemicals as well as in the plastics, paper, metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future, including, without limitation, all of the Company's guidance for revenues, gross margins, net income and other measures of financial performance. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, our ability to continue to achieve organic growth in our Fuel Specialties and Active Chemicals businesses, our ability to successfully integrate any acquisitions in those business segments, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury or other regulatory actions and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Andrew Hartley

Innospec Inc.

+44-151-348-5846

Andrew.Hartley@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30		Nine Months Ended September 30

	2007	2006	2007	2006
(millions of dollars except per share data)

Net sales	$143.0	$143.7	$429.7	$387.4
Cost of goods sold	(97.4)	(92.1)	(286.6)	(247.2)
Gross profit	45.6	51.6	143.1	140.2

Selling, general and administrative	(23.8)	(24.3)	(73.3)	(68.5)
Research and development	(3.3)	(3.1)	(9.9)	(8.3)
Restructuring charge	(0.9)	(0.4)	(2.9)	(3.4)
Amortization of intangible assets	(4.6)	(3.2)	(12.3)	(9.5)
Impairment of Octane Additives business goodwill	(2.4)	(10.4)	(10.1)	(29.4)
Profit on disposals (net)	-	9.6	-	9.2
	(35.0)	(31.8)	(108.5)	(109.9)
Operating income	10.6	19.8	34.6	30.3
Other net income	1.4	1.4	3.0	3.1
Interest expense (net)	(2.3)	(1.7)	(5.0)	(5.1)
Income before income taxes and minority interest	9.7	19.5	32.6	28.3
Minority interest	(0.1)	(0.1)	(0.1)	(0.1)
Income before income taxes	9.6	19.4	32.5	28.2
Income taxes	(4.0)	(8.9)	(14.1)	(16.1)
Net income	$5.6	$10.5	$18.4	$12.1

Earnings per share Basic	$0.23	$0.44	$0.77	$0.50
Diluted	$0.23	$0.42	$0.74	$0.48

Weighted average shares Basic	24,007	23,799	23,935	24,280
outstanding in thousands Diluted	24,646	24,996	24,803	25,439

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS
ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
(millions of dollars)

Net sales
Fuel Specialties	$93.8	$80.0	$265.6	$217.2
Active Chemicals	33.0	31.9	101.0	90.1
Octane Additives	16.2	31.8	63.1	80.1
	143.0	143.7	429.7	387.4

Gross profit
Fuel Specialties	31.5	26.9	90.4	76.9
Active Chemicals	5.9	7.0	19.1	16.9
Octane Additives	8.2	17.7	33.6	46.4
	45.6	51.6	143.1	140.2

Operating income
Fuel Specialties	16.3	13.5	45.0	37.1
Active Chemicals	1.5	2.5	5.1	4.1
Octane Additives	2.3	10.3	16.7	28.6
FAS 158/87 pension (charge)	(1.1)	-	(3.4)	-
Corporate costs	(5.1)	(5.3)	(15.8)	(15.9)
	13.9	21.0	47.6	53.9

Restructuring charge	(0.9)	(0.4)	(2.9)	(3.4)
Impairment of Octane Additives business goodwill	(2.4)	(10.4)	(10.1)	(29.4)
Profit on disposals (net)	-	9.6	-	9.2
	$10.6	$19.8	$34.6	$30.3

Schedule 2B
NON GAAP MEASURES
	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Net income	$5.6	$10.5	$18.4	$12.1
Interest expense (net)	2.3	1.7	5.0	5.1
Income taxes	4.0	8.9	14.1	16.1
Depreciation and amortization	8.0	6.7	22.1	19.4
Impairment of Octane Additives business goodwill	2.4	10.4	10.1	29.4
EBITDA	22.3	38.2	69.7	82.1

Fuel Specialties	17.4	14.3	47.9	39.3
Active Chemicals	3.1	4.1	9.6	8.8
Octane Additives	6.8	13.6	28.9	38.3
FAS 158/87 pension (charge)	(1.1)	-	(3.4)	-
Corporate	(4.3)	(4.3)	(13.3)	(13.1)
	21.9	27.7	69.7	73.3
Restructuring charge	(0.9)	(0.4)	(2.9)	(3.4)
Profit on disposals (net)	-	9.6	-	9.2
Other net income	1.4	1.4	3.0	3.1
Minority interest	(0.1)	(0.1)	(0.1)	(0.1)
EBITDA	$22.3	$38.2	$69.7	$82.1

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	September 30 2007	December 31 2006
Assets
Current assets
Cash and cash equivalents	$28.3	$101.9
Accounts receivable (less allowance	82.3	78.3
of $1.9 and $2.5, respectively)
Inventories	138.1	120.0
Prepaid expenses	7.4	5.1
Total current assets	256.1	305.3

Property, plant and equipment	66.7	66.5
Goodwill - Octane Additives	14.7	24.8
Goodwill - Other	139.2	139.0
Intangible assets	46.4	30.2
Deferred finance costs	0.8	1.6
Deferred income taxes	5.4	1.6
	$529.3	$569.0
Liabilities and Stockholders' Equity
Accounts payable	$52.8	$50.0
Dividend payable	1.1	-
Accrued liabilities	52.9	55.5
Accrued income taxes	3.2	14.7
Short-term borrowing	20.0	15.1
Current portion of plant closure provisions	5.5	5.6
Current portion of unrecognized tax benefits	13.4	-
Current portion of deferred income	0.1	2.0
Total current liabilities	149.0	142.9
Long-term debt, net of current portion	83.0	133.0
Plant closure provisions, net of current portion	22.6	22.2
Unrecognized tax benefits, net of current portion	22.3	-
Pension liability	20.7	22.5
Other liabilities	1.6	22.4
Deferred income, net of current portion	0.6	0.9
Minority interest	0.1	0.1
Total Stockholders' Equity	229.4	225.0
	$529.3	$569.0

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30
	2007	2006
	(millions of dollars)
Cash Flows from Operating Activities

Net income	$18.4	$12.1
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	23.0	20.0
Impairment of Octane Additives business goodwill	10.1	29.4
Deferred income taxes	(0.2)	0.1
Profit on disposal of property, plant and equipment (net)	-	(9.2)
Changes in working capital	(22.9)	(44.1)
Income taxes and other current liabilities	(3.8)	20.1
Movement on plant closure provisions	-	(3.4)
Movement on pension (liability)/prepayment	(1.8)	(2.3)
Stock option compensation charge	1.7	1.2
Movements on other non-current liabilities	0.1	(1.9)
Movement on deferred income	(2.3)	(1.5)
Other	-	(0.2)
Net cash provided by operating activities	22.3	20.3

Cash Flows from Investing Activities

Capital expenditures	(8.6)	(3.4)
Proceeds on disposal of property, plant and equipment (net)	-	9.4
Disposal of unconsolidated investment	-	2.6
Acquisition of intangible asset	(28.4)	-
Net cash (used in)/provided by investing activities	(37.0)	8.6

Cash Flows from Financing Activities

Receipt of short-term borrowing	-	1.0
Repayment of short-term borrowing	(15.1)	(1.4)
Receipt of long-term borrowing	45.0	18.0
Repayment of long-term borrowing	(75.0)	(10.0)
Increase in deferred finance costs	-	(0.4)
Dividend paid	(1.1)	(1.0)
Issue of treasury stock	3.9	1.7
Repurchase of common stock	(17.4)	(14.7)
Minority interest	-	0.1
Net cash (used in) financing activities	(59.7)	(6.7)
Effect of exchange rate changes on cash	0.8	0.8
Net change in cash and cash equivalents	(73.6)	23.0
Cash and cash equivalents at beginning of period	101.9	68.9
Cash and cash equivalents at end of period	$28.3	$91.9

Amortization of deferred finance costs of $0.9m (2006 - $0.6m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.